Exhibit 99.1

April 10, 2012

Dear Stockholder:

As previously communicated, Retail Properties of America, Inc. (“RPAI”) has listed its shares of Class A common stock on the New York Stock Exchange (“NYSE”) under the symbol “RPAI”. If you have not already, you will receive a Transaction Confirmation in the mail within the next few days detailing the number of shares that you own of RPAI Class A common stock, Class B-1 common stock, Class B-2 common stock and Class B-3 common stock as held on our transfer agent’s records. Please retain this information for your records as it details your share ownership. Although not required, if you desire to move your shares of RPAI Class A common stock into your brokerage account, your financial advisor may require a copy of your Transaction Confirmation.

As a reminder, we effectuated a 10 to 1 reverse stock split on March 20, 2012 and paid a stock dividend to stockholders of record as of March 21, 2012. The combined effect of the 10 to 1 reverse stock split and the stock dividend is equivalent to a 2.5 to 1 reverse stock split. A simplistic example is that if you previously owned 1,000 shares of common stock, you will now own 400 shares of common stock which is comprised of 100 shares of Class A common stock, 100 shares of Class B-1 common stock, 100 shares of Class B-2 common stock and 100 shares of Class B-3 common stock. Thus, the number and classes of shares owned has changed as a result of these transactions. However, your proportional ownership in the company has not changed as a result of these transactions. Please refer to the stockholder letter dated March 22, 2012 for the specific details. This letter may be found under the Investor Relations portion of our website at www.rpai.com.

First Quarter Distribution

We continue to generate strong operating cash flows and are pleased to enclose a check or distribution statement for your portion of the first quarter 2012 stockholder distribution. The Board of Directors declared the first quarter 2012 distribution of $0.06625 per share, payable on April 10, 2012, to stockholders of record at the close of business on March 31, 2012. In connection with the reverse stock split and stock dividend described above, the per share distribution amount was increased to $0.165625 in order to prevent the aggregate distribution amount to be paid to stockholders from being reduced.

This distribution is payable on each share of Class A common stock, Class B-1 common stock, Class B-2 common stock and Class B-3 common stock that you owned on March 31, 2012, which included fractional shares. The distribution amount was calculated using the distribution amounts detailed below:

Class A common stock	$0.165625 per share
Class B-1 common stock	$0.165625 per share
Class B-2 common stock	$0.165625 per share
Class B-3 common stock	$0.165625 per share

Total Combined Distribution	$0.6625 = $0.06625 x 10 (to reflect 10 to 1 reverse stock split)

Electronic Deposit

If your quarterly stockholder distributions are electronically deposited, your bank or other third party statement may reflect an individual distribution payment for each of the 4 classes of shares that you own. Additionally, prior to the payment of the first quarter stockholder distribution, a fractional share payment was paid, under your regular distribution instructions, for any fractional shares that were held in each of the 4 classes of RPAI common stock at the time of listing. These fractional share payments may also be individually detailed on your bank or other third party statement. Please note that the fractional share payments are not related to, and should not be confused with, the payment of the first quarter distribution. Thus, stockholders with electronic deposits may see 8 individual deposits into their bank or other third party account in April – 4 for the payment of the fractional shares and subsequently, 4 for the payment of the first quarter distribution.

Distribution Reinvestment Program

In conjunction with the listing of our shares of Class A common stock on the NYSE, the Distribution Reinvestment Program (“DRP”) has been terminated and DRP shares were not issued in conjunction with this distribution payment. All stockholders are receiving a cash distribution. As a reminder, if your shares are held in a custodial account, such as an IRA, your distribution payments are sent directly to your custodian.

In the coming months, we anticipate introducing a new DRP in which you may participate if your shares of stock are retained on the books and records of our transfer agent. Since the terms of the anticipated plan will change somewhat from our existing plan, all stockholders will be required to complete new DRP enrollment forms. More information, including participation instructions, will be sent in future stockholder communications.

Business and Growth Strategies

As we recently communicated, we are proud of our large, diversified, high quality portfolio which consists primarily of a diversified base of value-oriented retail tenants. We have a demonstrated leasing and property management platform, an experienced management team with a proven track record of successfully navigating through turbulent times, and a capital structure that we believe is well positioned for growth. Specific growth strategies include:

•	Maximize net operating income through internal growth

•	Preserve and strengthen our portfolio through active property management and leasing

•	Recycle capital through dispositions of non-core and non-strategic assets

•	Acquire high quality, multi-tenant retail properties

•	Pursue strategic joint ventures to leverage management platform

We are committed to enhancing shareholder value and are very excited about the future of Retail Properties of America, Inc. We thank you for your continued support and encourage you to visit our website at www.rpai.com for updated company information. If you have any questions regarding your investment, please contact your financial advisor or our Investor Relations Team at 800.541.7661.

Sincerely,

RETAIL PROPERTIES OF AMERICA, INC.

Steven P. Grimes

President and Chief Executive Officer

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “goal,” “initiative,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”.